As filed with the Securities and Exchange Commission on November 26, 2024.

Registration No. 333-282433

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

(Amendment No. 2)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Leishen Energy Holding Co., Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3533	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

103 Huizhong Li, B Building, Peking Times Square, Unit 15B10

Chaoyang District, Beijing, China

c/o Hongliang Li

+86-10-84871799

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204, Newark, DE 19711

302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Huan Lou, Esq. David Manno, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Telephone: (212) 930-9700	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 Telephone: (703) 919-7285

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No.2 to the Registration Statement on Form F-1 (File No. 333-282433) of Leishen Energy Holding Co., Ltd. (the “Company”) is to file exhibits 1.1, 4.2, 5.1, 5.2, 8.1, 23.1, 23.2 and 23.3. Accordingly, this Amendment No.2 consists only of the facing page, this explanatory note, Part II, including the signature page and the exhibit index, and the exhibits filed herewith. This Amendment No. 2 does not contain a copy of the prospectus that was included in the Company’s Registration Statement on Form F-1 filed with the U.S. Securities and Exchange Commission on October 28, 2024 and is not intended to amend or delete any part of the prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The post offering memorandum and articles of association of Leishen Cayman provide that Leishen Cayman shall indemnify its directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of Leishen Cayman’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning Leishen Cayman or its affairs in any court whether in the Cayman Islands or elsewhere.

Under the form of indemnification agreement filed as an exhibit to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement filed as an exhibit to this registration statement will also provide for indemnification by the underwriter of us and our officers and directors for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered sales of our securities since the registrant’s inception on October 19, 2022.

All of these sales were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering, or were exempt from registration pursuant to Regulation S. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates issued in such transactions and there were no investors who are citizens or residents of the United States. We relied on information from purchasers that they were accredited investors and/or such investors were provided adequate information and were otherwise determined to be suitable. In all cases, there was no public solicitation. The issuances of the securities described below were effected without the involvement of underwriters.

Upon Leishen Cayman’s incorporation on October 19, 2022, one Ordinary Share was allotted and issued to Ogier Global Subscriber (Cayman) Limited which transferred the share to WISE-POWER ENERGY SERVICES CO., Ltd., on November 3, 2022.

On November 3, 2022, Leishen Cayman issued 6,354,999 Ordinary Shares to WISE-POWER ENERGY SERVICES CO., Ltd., 6,355,000 Ordinary Shares to Polar Energy Company Limited, 1,550,000 Ordinary Shares to COBO Petroleum Technology Co., Ltd, and 1,240,000 Ordinary Shares to Pacific Century Oil and Gas Technology Co., Ltd, each for nominal consideration. As a result, the Company had 15,500,000 Ordinary Shares issued and outstanding as at November 3, 2022.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1#	Memorandum and Articles of Association of the Registrant
3.2#	Form of Amended and Restated Memorandum and Articles of Association of the Registrant
4.1#	Specimen Certificate for Ordinary Shares
4.2**	Form of Representative’s Warrants
5.1**	Opinion of Campbells LLP regarding the validity of the Ordinary Shares being registered
5.2**	Opinion of Sichenzia Ross Ference Carmel LLP regarding the validity of the Representative’s Warrants being registered
8.1**	Opinion of Campbells LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2#	Opinion of Jingtian & Gongcheng regarding certain PRC tax matters (included in Exhibit 99.2)
10.1#†	Form of Employment Agreement between the Registrant and its executive officers
10.2#	Form of Independent Director Offer Letter between the Registrant and its independent directors
10.3#	Form of Indemnification Agreement between the Registrant and its directors and executive officers
10.4#	Voting Rights Proxy Agreement and a Power of Attorney entered into as of August 10, 2023 by and among Polar Energy Company Limited, WISE-POWER ENERGY SERVICES CO., LTD., COBO Petroleum Technology Co., LTD and Pacific Century Oil and Gas Technology Co., LTD.
21.1#	List of subsidiaries of the Registrant
23.1**	Consent of Wei, Wei & Co., LLP
23.2**	Consent of Campbells LLP (included in Exhibit 5.1)
23.3**	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.2)
23.4#	Consent of Jingtian & Gongcheng (included in Exhibit 99.2)
24.1#	Power of Attorney (included in the signature page)
99.1#	Code of Business Conduct and Ethics of the Registrant
99.2#	Opinion of Jingtian & Gongcheng regarding certain PRC law matters
99.3#	Consent of Frost & Sullivan
99.4#	Consent of Independent Director nominee Lufeng Cheng
99.5#	Consent of Independent Director nominee Jingping Sun
99.6#	Consent of Independent Director nominee Qiusheng Huang
99.7#	Representations under Item 8.A.4 of Form 20-F
99.8#	Letter of Undertaking from our CEO and Chairman
107#	Filing Fee Table

** Filed herewith.

# Previously filed.

† Executive Compensation Plan or Agreement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on November 26, 2024.

Leishen Energy Holding Co., Ltd.

By:	/s/ Hongliang Li
Name:	Hongliang Li
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hongliang Li	Chief Executive Officer (Principal Executive Officer) and Director	November 26, 2024
Name: Hongliang Li

*	Chief Financial Officer (Principal Financial and Accounting Officer)	November 26, 2024
Name: Zhiping Yu

*	Chairman of the Board of Directors	November 26, 2024
Name: Hongqi Li

* By:	/s/ Hongliang Li
Name:	Hongliang Li
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Leishen Energy Holding Co., Ltd., has signed this registration statement or amendment thereto in Newark, Delaware on November 26, 2024.

Authorized U.S. Representative Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director